CITICORP AND SUBSIDIARIES
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
(In Millions)
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
                                                                        CITICORP AND SUBSIDIARIES
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
(In Millions)
                                                                                                               SIX MONTHS ENDED
                                                                                                                    JUNE 30
EXCLUDING INTEREST ON DEPOSITS:        1995          1994         1993          1992         1991            1996          1995
                                    -----------   -----------   ----------   -----------   ----------     -----------   -----------

FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)          4,110       5,906          6,324         5,826        5,973           1,760         2,083
     INTEREST FACTOR IN RENT EXPENSE     140         143            147           162          171              73            71
                                    -----------   -----------   ----------   -----------   ----------     -----------   -----------

        TOTAL FIXED CHARGES             4,250      6,049          6,471         5,988        6,144           1,833         2,154

INCOME:
     NET INCOME(LOSS)                   3,464      3,422 (A)      1,919 (B)       722         (914)(C)       1,866         1,682
     INCOME TAXES                       2,121      1,189            941           696          677           1,144         1,075
     FIXED CHARGES                      4,250      6,049          6,471         5,988        6,144           1,833         2,154
                                    -----------   -----------   ----------   -----------   ----------     -----------   -----------

        TOTAL INCOME                    9,835     10,660          9,331         7,406        5,907           4,843         4,911
                                    ===========   ===========   ==========   ===========   ==========     ===========   ===========

RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS      2.31       1.76           1.44          1.24         0.96(D)           2.64          2.28
                                    ===========   ===========   ==========   ===========   ==========     ===========   ===========


INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                 13,012      14,902         16,121        16,327       17,089           6,114         6,517
     INTEREST FACTOR IN RENT EXPENSE     140         143            147           162          171              73            71
                                    -----------   -----------   ----------   -----------   ----------     -----------   -----------

        TOTAL FIXED CHARGES           13,152      15,045         16,268        16,489       17,260          6,187         6,588

INCOME:
     NET INCOME(LOSS)                  3,464      3,422 (A)      1,919 (B)       722         (914)(C)       1,866         1,682
     INCOME TAXES                      2,121      1,189            941           696          677           1,144         1,075
     FIXED CHARGES                    13,152     15,045         16,268        16,489       17,260           6,187         6,588
                                    -----------   -----------   ----------   -----------   ----------     -----------   -----------

        TOTAL INCOME                  18,737     19,656         19,128        17,907       17,023           9,197         9,345
                                    ===========   ===========   ==========   ===========   ==========     ===========   ===========


RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS     1.42          1.31         1.18          1.09         0.99(D)           1.49          1.42
                                    ===========   ===========   ==========   ===========   ==========     ===========   ===========



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(A)  NET  INCOME  FOR  THE  YEAR  ENDED  DECEMBER  31,  1994  EXCLUDES  THE
     CUMULATIVE  EFFECT  OF  ADOPTING  STATEMENT  OF  FINANCIAL  ACCOUNTING
     STANDARDS  No.  112,   "EMPLOYERS'   ACCOUNTING   FOR   POSTEMPLOYMENT
     BENEFITS", OF $(56) MILLION.
(B) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1993 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 109, "ACCOUNTING FOR INCOME TAXES", OF $300 MILLION.
(C) NET LOSS FOR THE YEAR ENDED DECEMBER 31, 1991 EXCLUDES THE CUMULATIVE EFFECT OF ACCOUNTING CHANGE FOR VENTURE CAPITAL INVESTMENTS OF $457 MILLION.
(D)  EARNINGS  FOR THE YEAR  ENDED  DECEMBER  31,  1991 WERE
     INADEQUATE TO COVER FIXED CHARGES BY THE AMOUNT OF $237 MILLION.